As filed with the Securities and Exchange Commission on October 28, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HireRight Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	82-1092072
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

100 Centerview Drive

Suite 300

Nashville, Tennessee 37214

(Address, including zip code, of registrant’s principal executive offices)

HireRight Holdings Corporation 2021 Omnibus Incentive Plan

HireRight Holdings Corporation Employee Stock Purchase Plan

HireRight GIS Group Holdings LLC Equity Incentive Plan

(Full title of the plan)

Brian Copple

General Counsel and Secretary

100 Centerview Drive

Suite 300

Nashville, Tennessee 37214

(Name and address of agent for service)

(615) 320-9800

(Telephone number, including area code, of agent for service)

COPIES TO:

John C. Kennedy, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common stock, par value $0.001 per share, issuable pursuant to the HireRight Holdings Corporation 2021 Omnibus Incentive Plan	7,939,051 shares	$24.00	$190,537,224	$17,663.00
Common stock, par value $0.001 per share, issuable pursuant to the HireRight Holdings Corporation Employee Stock Purchase Plan	1,587,810 shares	$24.00	$38,107,440	$3,533.00
Common stock, par value $0.001 per share, issuable pursuant to the HireRight GIS Group Holdings LLC Equity Incentive Plan	3,852,316 shares	$24.00	$92,455,584	$8,571.00
Total	13,379,177 shares(2)			$29,766.00

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)	This Registration Statement on Form S-8 registers 13,379,177 shares of HireRight Holdings Corporation’s common stock issuable under the HireRight Holdings Corporation 2021 Omnibus Incentive Plan, the HireRight Holdings Corporation Employee Stock Purchase Plan and the HireRight GIS Group Holdings LLC Equity Incentive Plan.

(3)	Estimated solely for the purpose of calculating the registration fee under Rule 457(h) of the Securities Act. The fee is based on a price of $24.00 per share of common stock, which is the high-point of the estimated price range per share of common stock for the registrant’s initial public offering of common stock pursuant to the registrant’s registration statement on Form S-1 (File No. 333-260079).

EXPLANATORY NOTE

HireRight Holdings Corporation (the “Company”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, (the “Securities Act”), to register the issuance of (i) 7,939,051 shares of its common stock, par value $0.001 per share, which is referred to as the Common Stock, that are issuable pursuant to awards under the Company’s 2021 Omnibus Incentive Plan (the “2021 Incentive Plan”), (ii) 1,587,810 shares of Common Stock issuable under the Company’s Employee Stock Purchase Plan (the “ESPP”) and (iii) 3,852,316 shares of Common Stock reserved for issuance upon exercise of options outstanding under the Company’s HireRight GIS Group Holdings LLC Equity Incentive Plan (the “Equity Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2021 Incentive Plan, the ESPP and the Equity Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Company Information and Employee Plan Annual Information.

The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to HireRight Holdings Corporation, 100 Centerview Drive

Suite 300, Nashville, Tennessee 37214, Attention: General Counsel and Secretary, Telephone: (615) 320-9800, Email: brian.copple@hireright.com.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:

1.	The Company’s Registration Statement on Form S-1 (Registration No. 333-260079) as filed with the Commission on October 6, 2021, and as amended on October 20, 2021 and October 22, 2021 (the “S-1 Registration Statement”); and

2.	The description of the Common Stock set forth in the Company’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on October 28, 2021, and any amendment or report filed for the purpose of updating any such description.

In addition, all reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel

Not Applicable.

Item 6.	Indemnification of Directors and Officers

Section 102(b)(7) of the of the Delaware General Corporation Law (“DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The registrant’s certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided that such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The registrant’s bylaws provide that it will indemnify its directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking by or on behalf of an indemnified person to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (b) to the registrant with respect to indemnification payments that may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Reference is made to Item 9 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

We have entered into customary indemnification agreements with each of our executive officers and directors that provide them, with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL.

Under the stockholders agreement, a form of which stockholders agreement was filed as Exhibit 4.2 to the S-1 Registration Statement, we will agree to indemnify our principal stockholders (as defined therein) and their affiliates from any losses arising directly or indirectly out of our principal stockholders’ actual, alleged or deemed control or ability to influence control of us or the actual or alleged act or omission of any director nominated by our principal stockholders, including any act or omission in connection with the offering of common stock under the S-1 Registration Statement.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

Exhibits

4.1	Certificate of Incorporation of HireRight Holdings Corporation (incorporated by reference from Exhibit 3.1 to HireRight Holdings Corporation’s Registration Statement on Form S-1 filed on October 20, 2021).

4.2	Bylaws of HireRight Holdings Corporation (incorporated by reference from Exhibit 3.2 to HireRight Holdings Corporation’s Registration Statement on Form S-1 filed on October 6, 2021).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to legality of the Common Stock.

10.1	HireRight Holdings Corporation 2021 Omnibus Incentive Plan (incorporated by reference from Exhibit 10.5 to HireRight Holdings Corporation’s Registration Statement on Form S-1 filed on October 6, 2021).

10.2	HireRight Holdings Corporation Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.9 to HireRight Holdings Corporation’s Registration Statement on Form S-1 filed on October 6, 2021).

10.3	HireRight GIS Group Holdings LLC Equity Incentive Plan (incorporated by reference from Exhibit 10.5 to HireRight Holdings Corporation’s Registration Statement on Form S-1 filed on October 20, 2021).

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included on signature pages of this Registration Statement).

*	Filed herewith.

Item 9.	Undertakings

The Company hereby undertakes:

(a)(1)	To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that, paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, HireRight Holdings Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nasvhille, the state of Tennessee, on October 28, 2021.

HIRERIGHT HOLDINGS CORPORATION

By:	/s/ Guy P. Abramo
	Name:	Guy P. Abramo
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Brian W. Copple and Thomas M. Spaeth, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement and Power of Attorney have been signed on October 28, 2021, by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Guy P. Abramo	President and Chief Executive Officer (Principal Executive Officer)	October 28, 2021
Guy P. Abramo

/s/ Thomas M. Spaeth	Chief Financial Officer (Principal Financial and Accounting Officer)	October 28, 2021
Thomas M. Spaeth

/s/ James Carey	Director	October 28, 2021
James Carey

/s/ Mark Dzialga	Director	October 28, 2021
Mark Dzialga

/s/ Peter Fasolo	Director	October 28, 2021
Peter Fasolo

/s/ James Matthews	Director	October 28, 2021
James Matthews

/s/ Peter Munzig	Director	October 28, 2021
Peter Munzig

/s/ Jill Smart	Director	October 28, 2021
Jill Smart

/s/ Josh Feldman	Director	October 28, 2021
Josh Feldman

/s/ Lisa Troe	Director	October 28, 2021
Lisa Troe